Exhibit LL

POWER OF ATTORNEY

     Know all men by these presents that the undersigned constitutes and appoints CRAIGH LEONARD his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Securities and Exchange Commission Forms 3, Forms 4, Forms 5 and Schedules 13D and 13G and Joint Filing Agreements relating thereto and any and all amendments thereto relating to BSML, Inc., and to file the same and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done, or have done or caused to be done prior to this date, by virtue hereof.

Dated: March 4, 2008

/s/ John L. Reed
John L. Reed